Exhibit 10.15


                                  AMENDMENT TO

                              EMPLOYMENT AGREEMENT



     This Amendment (this "Amendment") to that certain Employment Agreement (the "Agreement") dated August 17, 2000 between Saucony, Inc., a Massachusetts corporation (the "Company"), and Charles A. Gottesman (the "Employee") is entered into this 31st day of July, 2003 between the Company and the Employee pursuant to Section 11 of the Agreement.

     Each of the Company and the Employee desire to amend the Agreement as provided for in this Amendment. In consideration of the foregoing, the mutual covenants and promises contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Company and the Employee agrees as follows:

1. Section 3.4 of the Agreement is, effective as of July 30, 2002, hereby amended and restated in its entirety as follows:

     3.4 Life Insurance Payment. During the Employment Period, the Company shall make a cash payment to the Employee each year in an amount equal to no less than $19,000 (the "Life Insurance Payment"). After taking into account applicable income taxes on the Life Insurance Payment, the Employee shall use the Life Insurance Payment to obtain so-called whole life insurance coverage on the life of the Employee on such terms and from an insurer as are acceptable to the Board and the Employee, with the beneficiary of such life insurance to be selected by the Employee. The amount of the Life Insurance Payment shall be increased to the extent an increase is necessary to enable the Employee to obtain whole life insurance with a death benefit of not less than three times the Base Salary as in effect from time to time. The Company shall pay to the Employee the Life Insurance Payment at such time as the Employee may reasonably request.

2. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

3. Except to the extent amended by this Amendment, the Agreement is, in all respects, hereby ratified and confirmed and shall continue in full force and effect.



                                    * * * * *




     IN WITNESS WHEREOF, each of the Company and the Employee has executed this Amendment as of the day and year set forth above.

                                          COMPANY:

                                          SAUCONY, INC.

                                          By: /s/ Michael Umana
                                          ----------------------------
                                          Michael Umana
                                          Chief Operating Officer,
                                          Executive Vice President,
                                          Finance and Chief Financial Officer

                                          EMPLOYEE:

                                          /s/ Charles A. Gottesman
                                          ------------------------------
                                          Charles A. Gottesman